UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2013

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 11, 2013, IKONICS Corporation (the “Company”) entered into a Confidentiality Agreement (the “Agreement”) with Joseph R. Nerges.  Pursuant to the Agreement, the Company may, in its sole discretion, disclose confidential information regarding the Company or the Company’s common stock to Mr. Nerges.  The Agreement requires Mr. Nerges to protect the confidentiality of any confidential information disclosed to him by the Company, not use any such confidential information for any purpose other than to analyze his investment in the Company and to abide by the Company’s policies regarding securities trading.  Mr. Nerges is the Company’s largest shareholder and, based on the information he most recently filed with the Securities and Exchange Commission, Mr. Nerges owns approximately 19.9% of the Company’s outstanding common stock.  Mr. Nerges’ confidentiality obligations under the Agreement are subject to limited exceptions relating to compliance with applicable laws.

The foregoing description of the terms of the Agreement is a summary and is qualified in all respects by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibit.

10.1                        Confidentiality Agreement, dated March 11, 2013, between the Company and Joseph R. Nerges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: March 13, 2013	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer
and Vice President of Finance

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.1	Confidentiality Agreement, dated March 11, 2013, between the Company and Joseph R. Nerges	Filed Electronically